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                                  EXHIBIT 10.15

                             FIRST AMENDMENT TO THE

                           BELDEN WIRE & CABLE COMPANY

                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN

WHEREAS, Belden Wire & Cable Company (hereinafter referred to as the "Company") established the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (hereinafter referred to as the "Plan") restated as of January 1, 1998, for the benefit of certain employees of the Employer;

WHEREAS, Section 1 of Article IX of the Plan in effect prior to this amendment provides that the Company may amend the Plan at any time;

WHEREAS, the Company deems it desirable to make certain revisions to the Plan;

NOW, THEREFORE, the Plan is amended hereinafter set forth, effective November 30, 2000.

Article 5, Section 5.01 is hereby amended by the addition of the following 2 paragraphs after the first paragraph:

     "Effective November 30, 2000, the benefits payable to or on behalf of a participant as determined under Section 4.1 of Article IV who has not yet attained age 55 shall be paid in the form of a lump sum equal to the Participant's benefits determined hereunder.

     Effective November 30, 2000, the benefits payable to or on behalf of a participant who is at least age 55 at termination of employment, shall be payable in a lump sum. Notwithstanding the previous sentence the Participant may make a written election, on the appropriate form at least thirteen (13) months prior to his termination, to receive his benefit in one lump sum payment or annual installments over 2, 5 or 10 years payable the February 1 following the date of retirement. A participant may change his form of payment to a lump sum up until thirty (30) days prior to the February 1 scheduled payment date. If a Participant wishes to change his election to annual installments or a different number of installments the payment date will be the February 1, following thirteen (13) months after the plan administrator has received the new election form."

Article 5, Section 5.02 is hereby amended by the addition of the following paragraph at the end of the Section:

     "Effective November 30, 2000, the benefits payable to or on behalf of a participant who is age 55 at the time his employment terminates, shall be paid as soon as administratively feasible. However, if the participant elects a form of payment under Section 5.01 which contains required payment date(s), the Participant's payment dates will be in accordance with the required payment date(s) under the election."

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IN WITNESS WHEREOF, Belden Wire & Cable Company, by its duly authorized officer, executes this amendment on the twenty-sixth day March, 2001.

                                                     BELDEN WIRE & CABLE COMPANY

                                                     By: \s\ Cathy Odom Staples
                                                         -----------------------


                                                     Its:  Vice President
                                                           ---------------------




Attest:\s\ Eivind Kolemainen
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